UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 5, 2007, China Broadband, Inc. (the “Company”), through its subsidiary located and organized in the People’s Republic of China (the “PRC”), Jinan Zhong Kuan Dian Guang Information Technology Co., Ltd., (“Jinan Zhong Kuan ”), entered into a non-binding letter of intent (the “Letter of Intent”) with Shandong Radio & Broadcasting Newspaper Group (“Shandong Newspaper”), a PRC entity in the television program guide, newspaper and magazine publishing business in the PRC, holding exclusive provincial television program guide publishing license in Shandong province, providing for the creation of a joint venture in the PRC (the “Joint Venture”) that would own and operate Shandong Newspaper’s television program guide publishing business (the “Shandong Newspaper Business”). A copy of the Letter of Intent is furnished herewith.

As part of the consideration to be paid under the Letter of Intent, the Company would fund the Joint Venture’s operations by payment of a total of US $4,068,062 (based on US Conversion rates for 30,000,000 RMB as of the date hereof) with the first payment of approximately US $2,034,031 due on February 5, 2008.

The acquisition of the Shandong Newspaper Business is conditioned upon, among other things, completion of satisfactory due diligence of the parties and the final negotiation of terms of an Exclusive Service Agreement and Exclusive Advertising Agency Agreement which govern the rights, responsibilities and revenue sharing terms of the parties by January 18, 2008, and the first payment of $2,034,031 being made to fund the Joint Venture by February 5, 2008, as well as satisfaction of other closing conditions by such time.

No assurance can be made that final definitive transaction documents will be agreed to, that all closing conditions will be satisfied, or that the transaction will be consummated for any reason. In addition, the Company has not secured any financings for the foregoing acquisition and no assurance can be made that it will be able to do so.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: December 17, 2007	By:	/s/ Pu Yue
Chief Executive Officer Principal Financial Officer and Principal Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
10.1	Letter of Intent between Shandong Radio & Broadcasting newspaper Group and Jinan Zhong Kuan Dian Guang Information Technology Co., Ltd.